EXHIBIT 16

                           FIRST AMERICAN FUNDS, INC.

                POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn L. Stanton, Michael J. Radmer, and Donna Rafa, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Funds, Inc. ("FAF"), relating to the combination of each of Qualivest Funds' U.S. Treasury Money Market Fund, Tax-Free Money Market Fund, and Money Market Fund with and into each of FAF's Treasury Obligations Fund, Tax-Free Money Market Fund and Prime Obligations Fund, respectively, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     Signature                           Title             Date
     ---------                           -----             ----

 /s/ Robert J. Dayton                   Director         July 15, 1997
Robert J. Dayton

 /s/ Virginia L. Stringer               Director         July 8, 1997
Virginia L. Stringer

 /s/ Joseph D. Strauss                  Director         July 7, 1997
Joseph D. Strauss

 /s/ Robert L. Spies                    Director         July 7, 1997
Robert L. Spies

 /s/ Leonard W. Kedrowski               Director         July 3, 1997
Leonard W. Kedrowski

 /s/ Andrew M. Hunter III               Director         July 11, 1997
Andrew M. Hunter III

 /s/ Gae B. Veit                        Director         July 7, 1997
Gae B. Veit